As filed with the Securities and Exchange Commission on December 15, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

ROCK CREEK PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-1402131
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2040 Whitfield Ave., Suite 300 Sarasota, Florida	34243
(Address of Principal Executive Offices)	(Zip Code)

Third Amended and Restated ROCK CREEK PHARMACEUTICALS, iNC. 2008 Incentive Award Plan
(Full title of the plan)

Park A. Dodd, III

Chief Financial Officer

Rock Creek Pharmaceuticals, Inc.

2040 Whitfield Avenue, Suite 300

Sarasota, Florida 34243

(844) 727-0727

(Name, address and telephone number, including area

code, of agent for service)

With a copy to: Curt P. Creely, Esq. Foley & Lardner LLP 100 North Tampa Street, Suite 2700 Tampa, Florida 33602 Phone: (813) 229-2300 Fax: (813) 221-4210

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐       Accelerated filer ☒       Non-accelerated filer ☐       Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.0001 per share	10,000,000 shares (2)	$0.16	(3)	$1,600,000	(3)	$186.00

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), which become issuable under the plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)	Represents 10,000,000 additional shares of Common Stock available for issuance under the Third Amended and Restated Rock Creek Pharmaceuticals, Inc. 2008 Incentive Award Plan (the “2008 Plan”) pursuant to a shareholder-approved amendment to the 2008 Plan.
(3)	Estimated solely for the purposes of calculating the registration fee under Rule 457(c) and (h) under the Securities Act, and based on the average of the high and low sales prices of a share of Common Stock, as reported on the Nasdaq Global Market on December 10, 2014, which is within five business days prior to the filing date of this Registration Statement.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Form S-8 will be sent or given to employees and directors of Rock Creek Pharmaceuticals, Inc. (referred to herein as the “Company,” “Registrant,” “our,” “we” or “us”) eligible to participate in the Third Amended and Restated Rock Creek Pharmaceuticals, Inc. 2008 Incentive Award Plan, as amended (the “2008 Plan”), in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). These documents are not required to be and are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The Registrant previously filed with the Commission (1) a Registration Statement on Form S-8, dated November 25, 2008 (File No. 333-155642), and (2) a Registration Statement on Form S-8, dated March 28, 2014 (File No. 333-194877) (collectively, the “Prior Registration Statements”), relating to shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), to be offered and sold under the Registrant’s 2008 Incentive Award Plan. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated by reference in this Registration Statement to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

The Registrant is hereby registering an additional 10,000,000 shares of Common Stock issuable under the 2008 Plan, bringing the total number of shares registered for purchase under the 2008 Plan to the sum of 45,206,000 shares and the number of shares subject to outstanding awards under the Registrant’s Amended and Restated 2000 Equity Incentive Plan that expired or were canceled without having been exercised in full or were repurchased or forfeited following the effective date of the 2008 Plan.

Item 3.	Incorporation of Documents by Reference.

The Commission allows us to incorporate by reference the information we file with the Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we have filed, or may file, with the Commission:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Commission on March 17, 2014 (File No. 000-15324), as amended by Amendment No. 1 to the Annual Report on Form 10-K/A, filed with the Commission on April 30, 2014 (File No. 000-15324);

(b)	all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in paragraph (a) above; and

(c)	the description of the Company’s Common Stock incorporated herein by reference into the Company’s Registration Statement on Form 8-A/A filed with the Commission on June 21, 2001 (File No. 000-15324), including any amendment or report filed for the purpose of updating such description.

In addition, this Registration Statement will incorporate by reference all documents we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and before the filing of a post-effective amendment stating that all securities offered have been sold or deregistering all securities then remaining unsold. All those documents will be considered a part of this Registration Statement from the respective dates we file them. Notwithstanding the foregoing, no Current Report on Form 8-K furnished to the Commission will be incorporated by reference into this Registration Statement. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to be a part of this Registration Statement.

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Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

We are a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the “DGCL”) enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (iv) for any transaction from which the director derived an improper personal benefit.

 Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual who is or was serving at the corporation’s request as a director, officer, employee or agent of another organization, partnership, joint venture, trust or other enterprise, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his or her conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual who is or was serving at the request of the corporation as a director, officer, employee or agent of another organization, partnership, joint venture, trust or other enterprise, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (c) of Section 145 provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Subsection (f) of Section 145 also provides that indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled. Subsection (g) of Section 145 also empowers the corporation to purchase and maintain insurance on behalf of a present or former director, officer, employee or agent of the corporation, or any individual who is or was serving at the corporation’s request as a director, officer or employee of another organization, partnership, joint venture, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

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Our Tenth Amended and Restated Certificate of Incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by such director as a director, to the fullest extent permitted by the DGCL. Our By-laws (as amended and restated) provide for indemnification of directors and, if authorized by our board of directors, officers, employees and agents and any and all persons whom the board of directors has the power to indemnify to the full extent and in the manner permitted by the DGCL. Section 145 of the DGCL makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act.

We have entered into indemnification agreements with our directors and certain of our officers which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors’ and officers’ liability insurance.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

Item 9.	Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)            The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on December 15, 2014.

ROCK CREEK PHARMACEUTICALS, INC.

By:	/s/ Michael J. Mullan
Michael J. Mullan
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Mullan and Park A. Dodd III, jointly and severally, his/her attorneys-in-fact and agents, each with power of substitution and resubstitution, for him/her and in his/her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 15th day of December, 2014.

Signature	Title

/s/ Michael J. Mullan	Chief Executive Officer and Chairman of the Board of Directors
Michael J. Mullan	(Principal Executive Officer)

/s/ Park A. Dodd, III	Chief Financial Officer
Park A. Dodd, III	(Principal Financial Officer and Principal Accounting Officer)

/s/ Christopher C. Chapman, Jr.	President and Director
Christopher C. Chapman, Jr.

/s/ Benjamin M. Dent	Director
Benjamin M. Dent

/s/ Scott P. Sensenbrenner	Director
Scott P. Sensenbrenner

/s/ Lee M. Canaan	Director
Lee M. Canaan

/s/ Edward J. McDonnell	Director
Edward J. McDonnell

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Tenth Amended and Restated Certificate of Incorporation, as amended.
4.2	By-laws of Rock Creek Pharmaceuticals, Inc., effective as of June 4, 2014 (Incorporated herein by reference to Exhibit 3.2 to the Form 8-K filed on June 4, 2014).
4.3	Third Amended and Restated 2008 Incentive Award Plan of the Company, as amended.

5.1	Opinion of Foley & Lardner LLP.
23.1	Consent of Cherry Bekaert LLP.
23.2	Consent of Foley & Lardner LLP (contained in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page to this Registration Statement).

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